                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63845 of Nextel International, Inc. on Form S-8 of our report dated February 22, 2000 (March 24, 2000 as to Note 7 and the last paragraph of note 3), appearing in this Annual Report on Form 10-K of Nextel International, Inc. for the year ended December 31, 1999.




/s/ Deloitte & Touche LLP
McLean, Virginia
March 30, 2000